UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2016

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	777 Old Saw Mill River Road, Tarrytown, New York	10591
	(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 28, 2016, a wholly-owned subsidiary of Progenics Pharmaceuticals, Inc. (the "Company"), PSMA Development Company LLC ("PSMA Development Company"), entered into an exclusive license agreement (the "Agreement") with Bayer AS ("Bayer"), a company organized under the Laws of Norway,  for the development and commercialization of therapeutic products combining PSMA Development Company's prostate specific membrane antigen (PSMA) antibody technology with Bayer's targeted thorium conjugate technology.

Pursuant to the terms of the Agreement, in exchange for granting an exclusive worldwide license to Bayer to develop and commercialize such products,  Progenics will receive an upfront payment of $4 million and could receive a total of up to an additional $49 million in potential clinical and regulatory development milestones. For products that are ultimately approved, Progenics is entitled to single digit royalties on Net Sales, and potential Net Sales milestone payments up to an aggregate total of $130 million.
Either party may terminate the Agreement in the event of an uncured material breach or specified bankruptcy events.  In addition, Bayer may terminate the agreement in whole or in part on ninety (90) days' prior written notice to PSMA Development Company.  The Agreement contains other customary terms and conditions for an agreement of this kind.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve significant risks and uncertainties. These statements reflect the Company's current expectations concerning future events, and actual events could differ materially from those anticipated as a result of many factors. Additional information concerning these and other factors that may cause actual events to differ materially from those anticipated is contained in the "Risk Factors" section of the Company's Annual Report for the fiscal year ended December 31, 2015 on Form 10-K filed on March 11, 2016 and in its other periodic reports and filings with the SEC. Investors should not place undue reliance on forward-looking statements contained in this Current Report or elsewhere. All forward-looking statements are based on information currently available to the Company, and the Company undertakes no obligation to revise or update them to reflect events or circumstances after the date of this Current Report, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	License Agreement, dated April 28, 2016, between PSMA Development Company LLC and Bayer AS.

* Confidential treatment requested as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ PATRICK FABBIO
Patrick Fabbio
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: May 4, 2016